Exhibit 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS,

WITH RESPECT TO REGISTRANT

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) of Opsware Inc. and related proxy statement/prospectus for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2003, except for Note 14, as to which the date is April 19, 2003.

San Jose, California

December 19, 2003